Name of Company:
Perfect World Co., Ltd.

PERFECT WORLD CO., LTD.
(Incorporated under the laws of the Cayman Islands)

	Number	Shares
Number:	XXX	-XXX-
xx

US$1,000,000 Share Capital divided into
(i) 2,000,000,000 voting Ordinary Shares of a nominal or par value of US$0.0001 each, and
Ordinary Shares: xx	(ii) 8,000,000,000 convertible, redeemable and participating Series A Preferred Shares of a par value of US$0.0001 each

Issued to:

THIS IS TO CERTIFY THAT-------------------------------------XXX----------------------------------------is the registered holder of---------------------------------------------------------------------XXXXX---------------------------------------------Class A Ordinary

Dated	Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on 2007.

Transferred from:

DIRECTOR

TRANSFER
I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called PERFECT WORLD CO., LTD.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor